UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 24, 2009

TARGA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-147066	74-3117058
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1000 Louisiana, Suite 4300
Houston, TX 77002
(Address of principal executive office and Zip Code)

(713) 584-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Contribution, Conveyance and Assumption Agreement

Targa Resources, Inc., a Delaware corporation (“Targa”), previously announced that Targa Resources Partners LP, a Delaware limited partnership (the “Partnership”), had entered into a Purchase and Sale Agreement (the “Purchase Agreement”) on July 27, 2009 with Targa GP Inc. and Targa LP Inc. (the “Sellers”), subsidiaries of Targa, pursuant to which the Sellers agreed to sell, assign, transfer and convey to the Partnership (i) 100% of the limited liability company interests in Targa Downstream GP LLC (“Targa Downstream GP”), a Delaware limited liability company, (ii) 100% of the limited liability company interests in Targa LSNG GP LLC (“Targa LSNG GP”), a Delaware limited liability company, (iii) 100% of the limited partner interests in Targa Downstream LP (“Targa Downstream LP”), a Delaware limited partnership, and (iv) 100% of the limited partner interests in Targa LSNG LP (“Targa LSNG LP”), a Delaware limited partnership (such limited liability company interests in Targa Downstream GP and Targa LSNG GP and limited partner interests in Targa Downstream LP and Targa LSNG LP being collectively referred to as the “Purchased Interests”), for aggregate consideration of $530 million, subject to certain adjustments.

Targa Downstream LP and Targa LSNG LP, collectively, own Targa’s natural gas liquids business (the “Downstream Business”) consisting of (i) the Logistics Assets Segment, which consists of fractionation facilities, storage and terminalling facilities, low sulfur natural gasoline treating facilities, pipeline transportation and distribution assets, propane storage, truck terminals and NGL transport assets, as well as Targa’s approximately 39% equity method investment in Gulf Coast Fractionators, (ii) the NGL Distribution and Marketing Segment, which markets NGL production and purchases mixed or component NGL products from third parties for resale and (iii) the Wholesale Marketing Segment, which provides services for refineries, including NGL balancing, purchasing or marketing propane and providing butane supply, and sells propane to retailers and end users. Each segment is as reported by Targa.  The description of the Purchase Agreement contained in Targa’s Form 8-K filed on July 29, 2009 is incorporated herein by reference and the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K, is incorporated herein by reference.

     In accordance with the Purchase Agreement, on September 24, 2009, the Partnership, the Sellers, Targa Resources Operating LP, a Delaware limited partnership and indirectly, wholly-owned subsidiary of the Partnership (“TRO”), and Targa North Texas GP LLC, a Delaware limited liability company and wholly-owned subsidiary of TRO (“TNT”), entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which the Sellers contributed the Purchased Interests to TRO and TNT in exchange for aggregate consideration of $530 million, subject to certain adjustments. The Partnership used cash, funded through borrowings under the Partnership’s senior secured revolving credit facility, and the issuance to the Sellers of common units representing limited partner interests in the Partnership and general partner units representing general partner interests in the Partnership, to fund the aggregate consideration for the Purchased Interests. The description of the Contribution Agreement is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

     The board of directors of Targa Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), approved the acquisition of the Purchased Interests based on a recommendation from its conflicts committee. The conflicts committee, which is comprised entirely of independent directors, retained independent legal and financial advisers to assist it in evaluating and negotiating the transaction.  The board of directors of each of the Sellers approved the sale of the Purchased Interests.  Targa retained an independent financial adviser to assist it in evaluating the transaction

Amended and Restated Omnibus Agreement

     On September 24, 2009, Targa entered into an amended and restated omnibus agreement (the “Second Amended and Restated Omnibus Agreement”) with the General Partner, the Partnership and Targa Resources LLC, a Delaware limited liability company.  The amendments made by the Second Amended and Restated Omnibus Agreement: (i) recognize that the Partnership will reimburse Targa and its affiliates for direct expenses associated with the Downstream Business, (ii) clarify that the cap on general and administrative expenses (“G&A”) does not apply to the Downstream Business, (iii) require Targa to adjust the G&A billed to the Partnership (or make a payment to the Partnership, if needed) to the extent necessary to enable the Partnership to maintain a distribution coverage (calculated for each applicable quarter assuming that total distributions for such quarter equal an amount in cash sufficient to pay all equity holders including incentive distributions for the period for which distributions are declared a distribution of $0.5175 per unit) of no less than 1.0x for any fiscal quarter beginning with the fourth quarter of 2009 through the end of 2011, subject to a limitation of $8 million of such support for any fiscal quarter and (iv) provide for special termination rights for (x) certain provisions of the Omnibus Agreement if the general partner is removed without cause, (y) the Omnibus Agreement in its entirety upon a change of control of the general partner and (z) the G&A support referred to in clause (iii) above if the Partnership transfers or disposes of the Companies, the business conducted by the Companies, all or substantially all of the Company Assets, all or substantially all of the Downstream Business or all or substantially all of the Houston Area Assets to a Person that is not an Affiliate of the Partnership.

This description of the Second Amended and Restated Omnibus Agreement is qualified in its entirety by reference to the Second Amended and Restated Omnibus Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated in this Item 1.01 by reference. Capitalized terms used but not defined in this section entitled “Amended and Restated Omnibus Agreement” have the meaning ascribed to them in the Second Amended and Restated Omnibus Agreement.

NGL Product Purchase Agreements

On September 24, 2009, Targa Liquids Marketing and Trade, a Delaware general partnership and indirectly, wholly-owned subsidiary of the Partnership (“Targa Liquids”), entered into product purchase agreements with Targa Midstream Services Limited Partnership, a Delaware limited partnership and indirectly wholly-owned subsidiary of Targa (“TMSLP”), and Targa Permian LP, a Delaware limited partnership and indirectly, wholly-owned subsidiary of Targa (“Targa Permian”), pursuant to which Targa Liquids will purchase all volumes of NGLs that are owned or controlled by TMSLP and Targa Permian and not otherwise committed for sale to a third party, at a price based on the prevailing market price less transportation, fractionation and certain other fees. The product purchase agreements will have an initial term of 15 years and will automatically extend for a term of five years. Furthermore, either party may elect to terminate the agreement if either party ceases to be an affiliate of Targa.  Each product purchase agreement is effective as of September 1, 2009.

This description of the product purchase agreements is qualified in its entirety by reference to the  product purchase agreements, copies of which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Form 8-K and are incorporated in this Item 1.01 by reference.

Relationships

Each of the Sellers, the General Partner, the Partnership, TRO, TNT, Targa Liquids, Targa Resources LLC and TLMT are direct or indirect subsidiaries of Targa.   As a result, certain individuals, including officers and directors of Targa, serve as officers and/or directors of more than one of such entities. The General Partner, as the general partner of the Partnership, holds a 2% general partner interest and incentive distribution rights in the Partnership.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The descriptions under the headings “Contribution, Conveyance and Assumption Agreement” and “Relationships” under Item 1.01 are incorporated in this Item 2.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.01 by reference.

The Partnership used cash, funded through borrowings under the Partnership’s senior secured revolving credit facility, to fund $397.5 million of the aggregate consideration for the Purchased Interests.  Affiliates of the following lenders under the Partnership’s senior secured revolving credit facility have performed from time to time and are performing investment banking, advisory and other services for Targa and for the Partnership: Bank of America, N.A., Wachovia Bank, National Association, Merrill Lynch Capital, Royal Bank of Canada, The Royal Bank of Scotland PLC, BNP Paribas, Citibank, N.A., Compass Bank, U.S. Bank National Association, Comerica Bank, UBS Loan Finance LLC, Credit Suisse, Goldman Sachs Credit Partners L.P., Raymond James Bank, FSB, Deutsche Bank Trust Company Americas, and Barclays Bank PLC.

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Pro forma financial information. The unaudited pro forma condensed consolidated financial information of Targa Resources, Inc. as of June  30, 2009 and for the six months ended June 30, 2009, and for the year ended December 31, 2008 is filed as Exhibit 99.1 to this report and incorporated herein by reference.

(c)  Not applicable.

(d)  Exhibits

Exhibit
Number	Description

Exhibit 2.1*
Purchase and Sale Agreement, dated as of July 27, 2009, by and among Targa Resources Partners LP,  Targa GP Inc. and Targa LP Inc.  (incorporated by reference to Exhibit 2.1 to Targa Resources, Inc.’s Current Report on Form 8-K filed July 29, 2009 (File No. 333-147066)).

Exhibit 10.1
Contribution, Conveyance and Assumption Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa GP Inc., Targa LP Inc., Targa Resources Operating LP and Targa North Texas GP LLC.

Exhibit 10.2	Second Amended and Restated Omnibus Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC.

Exhibit 10.3	Raw Product Purchase Agreement dated September 24 , 2009, to be effective September 1, 2009, between Targa Liquids Marketing Trade and Targa Permian LP.

Exhibit 10.4	Specification Product Purchase Agreement dated September 24 , 2009, to be effective September 1, 2009, between Targa Liquids Marketing Trade and Targa Midstream Services Limited Partnership (SE La).

Exhibit 10.5	Raw Product Purchase Agreement dated September 24 , 2009, to be effective September 1, 2009, between Targa Liquids Marketing Trade and Targa Midstream Services Limited Partnership (Versado).

Exhibit 10.6	Raw Product Purchase Agreement dated September 24, 2009, to be effective September 1, 2009, between Targa Liquids Marketing Trade and Targa Midstream Services Limited Partnership (West La).

Exhibit 99.1	Unaudited pro forma condensed consolidated financial information of Targa Resources, Inc. as of June 30, 2009 and for the six months ended June 30, 2009, and for the year ended December 31, 2008.

     * Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES, INC.

Dated: September 24, 2009	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 2.1*
Purchase and Sale Agreement, dated as of July 27, 2009, by and among Targa Resources Partners LP,  Targa GP Inc. and Targa LP Inc.  (incorporated by reference to Exhibit 2.1 to Targa Resources, Inc.’s Current Report on Form 8-K filed July 29, 2009 (File No. 333-147066)).

Exhibit 10.1
Contribution, Conveyance and Assumption Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa GP Inc., Targa LP Inc., Targa Resources Operating LP and Targa North Texas GP LLC.

Exhibit 10.2	Second Amended and Restated Omnibus Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC.

Exhibit 10.3	Raw Product Purchase Agreement dated September 24 , 2009, to be effective September 1, 2009, between Targa Liquids Marketing Trade and Targa Permian LP.

Exhibit 10.4	Specification Product Purchase Agreement dated September 24 , 2009, to be effective September 1, 2009, between Targa Liquids Marketing Trade and Targa Midstream Services Limited Partnership (SE La).

Exhibit 10.5	Raw Product Purchase Agreement dated September 24 , 2009, to be effective September 1, 2009, between Targa Liquids Marketing Trade and Targa Midstream Services Limited Partnership (Versado).

Exhibit 10.6	Raw Product Purchase Agreement dated September 24, 2009, to be effective September 1, 2009, between Targa Liquids Marketing Trade and Targa Midstream Services Limited Partnership (West La).

Exhibit 99.1	Unaudited pro forma condensed consolidated financial information of Targa Resources, Inc. as of June 30, 2009 and for the six months ended June 30, 2009, and for the year ended December 31, 2008.

     * Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.